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                                                                    EXHIBIT 10.1

                                                    As of March 31, 1997

Consolidated Stainless, Inc.
1601 East Amelia Street
Orlando, Florida 32803

               Re: FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

Gentlemen:

    Reference is made to the Loan and Security Agreement dated March 10, 1997 by and between Consolidated Stainless, Inc. and Mellon Bank, N.A. (the "Loan Agreement"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

    This will confirm the agreement of Borrower and Bank to amend certain covenants contained in the Loan Agreement, as follows:

        1. NET INCOME. Section 8.1(a)(i) of the Loan Agreement, relating to the Net Income of Borrower for the three (3) month period ended March 31, 1997, is hereby amended so as to provide that the Borrower shall have Net Loss for such three (3) month period of not greater than Seven Hundred Seventy-Eight Thousand Dollars ($778,000.00).

        2. EFFECTIVE NET WORTH. Section 8.1(d)(ii) of the Loan Agreement, relating to the Effective Net Worth of Borrower as of March 31, 1997, is hereby amended so as to require Borrower to have Effective Net Worth of not less than Eight Million Ninety-Three Thousand Dollars ($8,093,000.00) as of such date.

    Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect, and are hereby ratified, confirmed and continued.

    The amendments set forth herein shall only be applicable for the specific date and time period stated herein, and shall not be applicable to any other dates or any other time periods whatsoever. Furthermore, this amendment shall not be applicable to, and shall not imply Bank's agreement to grant any amendment, consent or waiver in respect of, any covenant not specified herein, or for any date or time period not specified herein, or in any other circumstances (whether of like or unlike nature).

    The effectiveness of this amendment is expressly subject to the execution and delivery by SunTrust Banks, Inc. ("SunTrust"), of a certain modification agreement with Borrower relating to certain covenants under the Convertible Subordinated Note Purchase Agreement dated as of October 18, 1996 (as amended) by and among Borrower, SunTrust and the other parties thereto. Such modification agreement must be in form and substance satisfactory to Bank in its sole discretion.

    Bank hereby requests that Borrower acknowledge and confirm its agreement to the foregoing amendments by countersigning a counterpart copy of this letter. When signed, this amendment may not be altered or amended except in accordance with Section 17.11 of the Loan Agreement.

Very truly yours,

MELLON BANK, N.A.

By:
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      JOHN M. DE PLEDGE
      Its Vice President
      Duly Authorized

ACKNOWLEDGED AND AGREED TO INTENDING TO BE LEGALLY BOUND HEREBY:

CONSOLIDATED STAINLESS, INC.

By:
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      BURTON R. CHASNOF
      Its Chief Financial Officer
      Duly Authorized